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                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                               ----------------------

                                      FORM 8-K

                                   CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported)  October 29, 1998

                          NETWORK COMPUTING DEVICES, INC.

               (Exact name of registrant as specified in its charter)

                               ----------------------

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          Delaware                    0-20124                    77-0177255
----------------------------  --------------------------   ---------------------
(State or other jurisdiction  (Commission File Number)         (IRS Employer
      of incorporation)                                      Identification No.)

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                             350 North Bernardo Avenue
                          Mountain View, California 94043
                (Address of principal executive offices) (Zip Code)

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        Registrant's telephone number, including area code  (650) 694-0650


           (Former name or former address, if changed since last report)


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ITEM 5.  OTHER MATTERS

     Effective October 29, 1998 (the "Effective Date"), the Registrant has changed its state of incorporation from California to Delaware. This change in its state of incorporation was approved by the holders of a majority of the Registrant's outstanding shares of Common Stock at the Registrant's reconvened annual meeting of shareholders on June 19, 1998. At the time of reincorporation in the State of Delaware, the Registrant merged into and is continuing its business as a Delaware corporation. The reincorporation will not result in any change in the Registrant's business, assets or liabilities, will not cause the Registrant's corporate headquarters to be moved and will not result in any relocation of management or other employees. Shareholders of the Registrant are not required to undertake an exchange of the Registrant's shares. As of the Effective Date, certificates for the Registrant's shares automatically represent an equal number of shares in the Delaware company.

ITEM 7.  EXHIBITS

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

Exhibit No.         Description
-----------         -----------
2.1                 Agreement and Plan of Merger dated April 24, 1998 by and
                    between Network Computing Devices, Inc., a California
                    corporation, and Network Computing Devices, Inc., Delaware, a Delaware corporation.

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                                          1
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                                      SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 NETWORK COMPUTING DEVICES, INC.


Date:  January 8, 1999           By: /s/ Rudolph G. Morin
                                     -----------------------------------------
                                     Rudolph G. Morin
                                     Executive Vice President, Operations and
                                     Finance, and Chief Financial Officer


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                                    EXHIBIT INDEX

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

Exhibit No.         Description
-----------         -----------
2.1                 Agreement and Plan of Merger dated April 24, 1998 by and
                    between Network Computing Devices, Inc., a California
                    corporation, and Network Computing Devices, Inc., Delaware, a Delaware corporation.
